EXHIBIT 23(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the MSC Stock Option Agreement between Resource Bancshares Mortgage Group, Inc. and Stuart M. Cable and the MSC Stock Option Agreement between Resource Bancshares Mortgage Group, Inc. and Boyd M. Guttery of our report dated January 31, 2001, with respect to the consolidated financial statements of Resource Bancshares Mortgage Group, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Atlanta, Georgia
November 1, 2001

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